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Exhibit 10.14

EXECUTION COPY

PLEDGE AGREEMENT FOR STOCK

        This PLEDGE AGREEMENT FOR STOCK ("Pledge Agreement"), is entered into as of the 27th day of January, 2004, by and between EXCO RESOURCES, INC., a Texas corporation (the "Pledgor") and BANK ONE, NA, CANADA BRANCH a national banking association, in its capacity as agent (the "Agent" or the "Secured Party") for the Lenders under the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, ADDISON ENERGY INC., a Calgary, Alberta corporation ("Borrower"), Agent and certain lenders from time to time party thereto, are parties to that certain Second Amended and Restated Credit Agreement dated as of July 29, 2003, pursuant to which the lenders agreed to provide Borrower with certain credit facilities in the form described therein (as amended, the "Original Credit Agreement");

        WHEREAS, Borrower has requested that the lenders and Agent agree to make certain changes to the Original Credit Agreement and has requested that the Original Credit Agreement and the schedules thereto be amended and restated in their entirety;

        WHEREAS, pursuant to such request, Borrower, Agent and each of the financial institutions party thereto ("Lenders") have entered into that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004 (as same may be amended or modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein, shall have the meanings set forth in the Credit Agreement), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to Borrower;

        WHEREAS, it is a condition precedent to the Agent and the Lenders executing the Credit Agreement that the Pledgor execute and deliver this Pledge Agreement whereby the Pledgor shall pledge to the Secured Party, for the benefit of the Lenders, the collateral described herein; and

        WHEREAS, the Borrowers (as defined in the U.S. Credit Agreement), the Trustee (as defined in the U.S. Credit Agreement) and the Secured Party have entered into an Intercreditor Agreement dated as of January 20, 2004 (the "Intercreditor Agreement"), pursuant to which the pledges granted by this Pledge Agreement shall be senior in all respects to the pledges granted pursuant to the Noteholder Documents (as defined in the Intercreditor Agreement).

        NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants set forth in this Pledge Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        Section 1. Pledge. As collateral security for the due and timely payment and performance and discharge in full of the obligations described in Section 2 hereof, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Secured Party and hereby creates and grants to the Secured Party a security interest in:

          (a)   5,940 shares, no par value per share, of Addison;

          (b)   all now owned or existing or hereafter acquired or arising issued and outstanding membership interests of EXCO Investment I, LLC, a Delaware limited liability company ("EXCO Investment I");

          (c)   all now owned or existing or hereafter acquired or arising issued and outstanding membership interests of EXCO Investment II, LLC, a Delaware limited liability company ("EXCO Investment II");

          (d)   1,000 shares $.01 par value per share of Taurus Acquisition, Inc., a Texas corporation ("Taurus"); and

          (e)   all of the issued and outstanding shares of North Coast Energy, Inc., a Delaware corporation ("North Coast");

  (Addison, EXCO Investment I, EXCO Investment II, Taurus and North Coast are hereinafter referred to as the "Issuers" and each individually, the "Issuer" and each of the securities listed hereinabove in items (a) and (e) are hereinafter called the "Pledged Securities");

          (f)    any and all other securities hereafter deposited by the Pledgor with the Secured Party pursuant to Section 11 of this Pledge Agreement;

          (g)   any and all cash, additional securities and other property that may at any time or from time to time hereafter be distributed or otherwise received in respect of, on account of, upon, in exchange for, in substitution for or upon conversion of any or all of the Pledged Securities or any or all of the securities referred to in clause (f) of this sentence, whether directly or indirectly as a result of one or more distributions, receipts, exchanges or substitutions; and

          (h)   any and all proceeds arising from the sale or other disposition of any or all of the Pledged Securities, the securities referred to in clause (f) of this sentence and the cash, additional securities and other property referred to in clause (g) of this sentence (the Pledged Securities, such other securities and such cash, additional securities and other property and the proceeds thereof being hereinafter called collectively the "Collateral").

Notwithstanding anything to the contrary in this Pledge Agreement, no more than 66% of the issued and outstanding Capital Stock of Addison shall be Collateral and the term "Pledged Securities" shall be subject to and modified by this provision, and any Capital Stock of Addison in excess of 66% held by the Secured Party shall be held for the benefit of the Pledgor.

        Section 2. Obligations Secured. The security interest created hereby secures the following (collectively, the "Indebtedness"):

          (a)   Guaranty. That certain Second Restated Unlimited Guaranty dated as of January 27, 2004, executed by Pledgor, guaranteeing unconditionally the payment of all obligations owed to the Lenders by Borrower under the Credit Agreement, and any renewals, substitutions, replacements or restatements thereof.

          (b)   Credit Agreement. Payment of the obligations and indebtedness evidenced by, and performance and discharge of each and every covenant, condition and agreement contained in, the Credit Agreement, the Notes and the other Loan Documents.

          (c)   Future Advances. Repayment of all additional sums as may be hereafter advanced to Borrower or expended, as provided in the Credit Agreement, by the Secured Party or their assigns on behalf of Borrower or its assigns for any purpose whatsoever related to or in connection with the Indebtedness and evidenced by notes, drafts, open account, or otherwise, with interest thereon at rates as therein provided or if not so provided to be fixed at the time of advancing or expending such additional sums; provided, however, that the making of any such advances or expenditures shall be optional with the Secured Party and Lenders, or their respective assigns and this Pledge Agreement shall secure the payment of any and all extensions or renewals and successive extensions or renewals of the Notes and of any indebtedness at any time owing to the Secured Party and Lenders, or their respective assigns, and shall further secure the payment of any and all indebtedness owing by Borrower to the Secured Party and Lenders; and for all of which this Pledge Agreement shall stand as a continuing security until paid; and the Pledgor agrees that the Secured Party, its successors or assigns, may apply any payments made on the obligations secured hereby, at its option, on any of the notes or other indebtedness secured hereby.

          (d)   This Pledge Agreement. Payment of any and all indebtedness of the Pledgor hereunder and the performance and discharge of each and every obligation, covenant, and agreement of the Pledgor herein contained.

          (e)   Rate Management Transactions. Payment of any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Pledgor or Borrower to the Lenders or to any of their Affiliates or successors arising under or in connection with Rate Management Transactions (as hereinafter defined). For the purposes hereof, the term "Rate Management Transactions" means any transactions (including an agreement with respect thereto) now existing or hereafter entered into among Borrower with any Lender or any Affiliate or successor to any Lender, which is a rate swap, basic swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

        Section 3. Representations and Warranties. The Pledgor hereby represents and warrants to the Secured Party that:

          (a)   The Pledgor is the legal and equitable owner of the Collateral, has the necessary corporate authority to pledge the Collateral being pledged by it and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature except for Permitted Liens; the Pledgor has good right and legal authority to pledge the Collateral being pledged by it in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever except for Permitted Liens.

          (b)   Except for any required notifications to and actions required by the secretary of any Issuer, if any, required by applicable law, with respect to the pledge of the Pledged Securities provided for in this Pledge Agreement, no consent or approval of any person, governmental body or regulatory authority, or of any securities exchange, was or is necessary to the validity of such pledge.

        Section 4. Events of Default. The term "Default" as used herein, shall mean (i) the occurrence of any Event of Default, as that term is defined in the Credit Agreement or (ii) if any representation, warranty or other information provided or delivered by the Pledgor in connection with this Pledge Agreement is determined to be in any respect false or misleading.

        Section 5. Remedies Upon Default. Upon the occurrence and during the continuance of a Default:

          (a)   The Secured Party shall be entitled to exercise any and all rights granted to it by the Notes, the Credit Agreement and this Pledge Agreement.

          (b)   The Secured Party shall be entitled to exercise any and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas (the "Code"), and any and all rights granted by any other applicable law or statute, including, without limitation, the right to take whatever steps it deems reasonably necessary to preserve the value of the Collateral pledged to it or in which it otherwise has a security interest and to enforce and realize upon such security interest in such Collateral.

          (c)   The Secured Party may, upon notice to the Pledgor (i) without giving prior notice to the Pledgor, apply, in the manner set forth in Section 6 below, any cash dividends or interest received by it and (ii) if following such application, there shall remain outstanding any obligations, sell the remaining Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that the Pledgor now has or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted.

          (d)   The Secured Party shall give the Pledgor ten (10) days' written notice of the Secured Party' intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of private sale, the day on which the Collateral, or any portion thereof, will first be offered for sale. Any such public sale shall be held at such time or times within the ordinary business hours and at such place or places as the Secured Party may fix and shall state in the notice of such sale. At any sale, the Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the event a sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose under this Pledge Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

          (e)   In accordance with, and to the extent consistent with the terms of, the Intercreditor Agreement, the Secured Party may at its option retain the Collateral in satisfaction of the obligations whenever the circumstances are such that the Secured Party is entitled to do so under the Code.

          (f)    The Secured Party may at its option perform or attempt to perform (but the Secured Party shall not be obligated to do so) any of the Pledgor's covenants, duties, liabilities, obligations, or agreements hereunder or under the Notes, the Credit Agreement and/or this Pledge Agreement, and any amount expended by the Secured Party in such performance or attempted performance shall become a part of the obligations, and the Pledgor agrees to promptly pay any such amount to the Secured Party.

          (g)   In accordance with, and to the extent consistent with the terms of, the Intercreditor Agreement, in order to facilitate the Secured Party's enforcing its rights and remedies with respect to the Collateral and in order to allow the Secured Party to preserve the property or interest in property evidenced by the certificate(s) representing the Collateral, the Secured Party may cause the Pledged Securities or any other Collateral to be transferred to its own name and it may take such actions as are deemed reasonably necessary by it, and the Pledgor will take whatever actions and execute whatever documents are deemed reasonably necessary by the Secured Party, to register any such transfer and to cause any and all governmental agencies, if any, having jurisdiction to consent to and approve such transfer.

        Notwithstanding any other provision to the contrary herein contained, the Secured Party shall not be entitled to transfer (to its own name or otherwise) or assign, sell or realize for its benefit or any other way, more than 66% of the issued and outstanding Capital Stock of Addison and all monies, distributions or other proceeds attributable to Collateral in excess of such percentage shall be held for the benefit of and paid by the Secured Party to the Pledgor.

        The Secured Party shall not be liable for any action taken in good faith or believed in good faith to be within the power, authority and discretion given to the Secured Party hereunder, in the Credit Agreement or in the Notes, and the Pledgor does hereby agree that any action so taken by the Secured Party shall not be considered as an impairment of the Collateral.

        No waiver by the Secured Party of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion, and no failure or delay by the Secured Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise or the exercise of any other right, power or privilege.

        Section 6. Application of Proceeds of Sale and Cash. In accordance with, and to the extent consistent with the terms of, the Intercreditor Agreement, the proceeds of any sale of Collateral sold pursuant to Section 5 hereof and any cash included in the Collateral shall be applied by the Secured Party as follows:

        First:    to the payment of all costs and expenses incurred by the Secured Party in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for the Secured Party in connection therewith, and to the repayment of all advances made by the Secured Party hereunder for the account of the Pledgor and the payment of all costs and expenses paid or incurred by the Secured Party upon the exercise of any right or remedy hereunder or thereunder, to the extent that such advances, costs and expenses shall not have been paid to the Secured Party upon its demand therefor;

        Second:    to the payment in full of the obligations secured hereby, to the extent not previously paid by the Pledgor with any amounts in payment applied first to interest, then to principal; and

        Third:    to the payment to the Trustee (as defined in the Intercreditor Agreement) in accordance with and to the extent required under the Intercreditor Agreement; and

        Fourth:    to the payment to the Pledgor of any remainder of such proceeds.

        Section 7. Reimbursement of the Secured Party. The Pledgor hereby agrees to reimburse the Secured Party on demand for all expenses incurred by it in connection with the administration and enforcement of this Pledge Agreement, and agrees to indemnify the Secured Party and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith unless caused by the gross negligence or willful misconduct of the Secured Party or any of the Lenders or of its or their employees, agents or representatives.

        Section 8. Authority of the Secured Party; Financing Statements. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. The Pledgor hereby authorizes the Secured Party to file, and if requested will execute and deliver to the Secured Party, all financing statements and other documents and take such other actions as may from time to time be requested by the Secured Party in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. The Pledgor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder. "Control" shall have the meaning set forth in Article 8, or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code as in effect from time to time.

        Section 9. Secured Party Appointed Attorney-in-Fact. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. In accordance with, and to the extent consistent with the terms of, the Intercreditor Agreement, without limiting the generality of the foregoing, the Secured Party shall have the right and power at any time while a Default exists to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Securities or other Collateral or any part thereof and to give full discharge for the same.

        Section 10. Voting Rights, Dividends, Etc.

          (a)   Except upon occurrence and during the continuance of any Default hereunder, the Pledgor shall have the right to vote any of the Collateral on any matter presented for approval to the security holders of the issuer(s) of the Pledged Securities or other Collateral.

          (b)   Any and all stock or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of any of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer(s) thereof or received in exchange for or upon conversion of the Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer(s) thereof may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Secured Party to be held by it as Collateral hereunder and shall be applied in accordance with the provisions hereof.

          (c)   Except upon the occurrence and during the continuance of any Default hereunder, the Pledgor shall have the sole and exclusive right to receive and retain the dividends and interest payable or accruing from any of the Collateral, and to retain all other rights and benefits from the Collateral.

        Section 11. Covenants With Respect to Collateral. The Pledgor agrees with the Secured Party with respect to the Collateral as follows:

          (a)   The Pledgor has previously transferred, or contemporaneous with the execution of this Pledge Agreement, hereby transfers the Pledged Securities to the Secured Party, for the benefit of the Lenders, with proper instruments of assignment duly executed. The Pledgor covenants that it will cause any additional securities issued to or received by the Pledgor with respect to any of the Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited and pledged hereunder, in each case accompanied by proper instruments of assignment duly executed in blank by the Pledgor.

          (b)   From and after the date hereof, except as permitted under the Credit Agreement, the Pledgor (i) shall not and shall not attempt to encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Collateral or any interest therein; (ii) shall not permit or suffer any of the Collateral to be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress; and (iii) shall pay promptly all taxes and assessments upon any of the Collateral.

          (c)   the Pledgor hereby covenants that it will at all times from and after the date hereof, maintain at least 66% of the issued and outstanding Capital Stock of Addison as Collateral for the Secured Party under this Pledge Agreement.

          (d)   the Pledgor hereby covenants that it will at all times from and after the date hereof, maintain 100% of the issued and outstanding Capital Stock of each Issuer (except Addison) as Collateral for the Secured Party under this Pledge Agreement.

        Section 12. Termination. This Pledge Agreement will terminate when the Credit Agreement and all obligations secured hereby have been fully paid and performed, at which time the Secured Party shall reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Collateral (if any) pledged by the Pledgor as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Secured Party and at the expense of the Pledgor.

        Section 13. Binding Agreement, Assignment. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Pledge Agreement (other than, in each case, as permitted under the Credit Agreement).

        Section 14. Interest Charges Not Permitted by Law. No provision of this Pledge Agreement, the Notes or the Credit Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any interest in excess of the maximum permitted by law is provided for in this Pledge Agreement, the Notes, or the Credit Agreement or shall be adjudicated to be so provided, then neither the Pledgor nor its successors or assigns shall be obligated to pay such interest in excess of the amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived and this provision shall control any other provision of this Pledge Agreement, the Notes or the Credit Agreement.

        Section 15. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of this Section 15. Except as otherwise provided in this Pledge Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

        Section 16. Choice of Law. It is the intention of the parties hereto that the laws of the State of Texas should govern the validity of this Pledge Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto, and the Pledgor hereby agrees and consents that any action or proceeding against it to enforce the obligations of this Pledge Agreement, may, at the option of the Secured Party, be commenced in any court of competent jurisdiction and proper venue within the State of Texas, whether State or Federal, by service of process upon it by registered or certified mail, return receipt requested, addressed to the Pledgor at its then address for notices pursuant to Section 15.

        Section 17. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Secured Party may at any time reasonably request in connection with the administration and enforcement of this Pledge Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights and remedies hereunder.

        Section 18. Execution in Counterparts. This Pledge Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Pledge Agreement shall bind no party until the Secured Party and the Pledgor have executed a counterpart. Facsimiles shall be effective as originals.

        Section 19. Headings. Section headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Pledge Agreement.

        Section 20. Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day first above written.

SECURED PARTY:
BANK ONE, NA, CANADA BRANCH a national banking association, as Agent for itself and the Lenders
By:	/s/ WM. MARK CRANMER
Name: Wm. Mark Cranmer Title: Director, Capital Markets
Address:
Bank One, Canada, NA BCE Place 161 Bay Street, Suite 4240 Toronto, Ontario, Canada M5J 2S1 Facsimile (416) 363-7574 Attention: Michael Tam
With a copy to:
Bank One, NA Mail Code IL1-0634 1 Bank One Plaza Chicago, Illinois 60670-0634 Facsimile No.: 312-732-4840 Attention: Jim Moore
Bank One, NA 1717 Main Street Mail Code TX1-2448 Dallas, Texas 75201 Facsimile No.: 214-290-2332 Attention: Wm. Mark Cranmer Director, Capital Markets

PLEDGOR:
EXCO RESOURCES, INC., a Texas corporation
By:	/s/ J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer
Address:

EXCO Resources, Inc.
12377 Merit Drive, Suite 1700
Dallas, Texas 75251
Facsimile No.: 214-368-2087
Attention: Douglas H. Miller
                  Chief Executive Officer
Attention: J. Douglas Ramsey
                  Chief Financial Officer

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  Exhibit 10.14
  EXECUTION COPY
PLEDGE AGREEMENT FOR STOCK
W I T N E S S E T H